Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Moggle, Inc. on Form S-1 Amendment No. 2 of our report dated June 9, 2008, except for the last paragraph of Note 7, as to which the date is June 23, 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Morison Cogen LLP
Bala Cynwyd, Pennsylvania
August 28, 2008